Exhibit 99.1

ALLIANCE DATA SIGNS LONG-TERM RENEWAL AGREEMENT WITH CAESARS
ENTERTAINMENT

Partnership to expand loyalty program with on-site credit card issuance and online gaming capabilities

COLUMBUS, Ohio, Feb. 25, 2020 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its card services business, a premier provider of branded private label, co-brand and commercial card programs, has signed a long-term agreement to continue providing co-brand credit card services for Caesars Entertainment Corporation (NYSE: CZR), one of the world’s most diversified casino-entertainment providers.

Since its beginning in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and operates primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

The renewal agreement builds upon last year’s rebrand of the Caesars Rewards® Visa® co-brand credit card to align with the Caesars Rewards loyalty program, and one of the largest customer loyalty programs of its kind in the industry. Cardmembers can take advantage of rewards earned through purchases made at Caesars’ Rewards Destinations – up to 5X reward credits for every $1 spent – as well as additional reward credits for airlines, gas, grocery stores and everywhere else Visa is accepted.

Alliance Data and Caesars will also continue to provide on-site and online solutions to enhance cardmember acquisition and engagement. Currently, select Caesars’ properties offer instant card issuance capabilities – with plans to expand this capability across the Caesars’ enterprise. Guests can begin using their Caesars Rewards® Visa® card immediately during their visit at a Caesars resort and further cardmember integration is expected in the growing online gaming space, an initiative that Caesars began last year.

“At Caesars, we provide our guests with an exceptional experience through our leading gaming, hospitality, dining and entertainment offerings,” said Mostafa Boutajrit, vice president of loyalty at Caesars Entertainment. “Alliance Data’s proven expertise in data-driven loyalty marketing programs enables our guests to make the most of their experience with Caesars, while contributing to our growth and expansion goals.”

“We are excited to continue our partnership with Caesars as we enhance the customer experience and drive further loyalty for the brand,” said Deb Decker, senior vice president and chief client officer of Alliance Data’s card services business. “We look forward to expanding our innovative offerings alongside Caesars and providing guests with all of the valuable benefits that come with being a loyal Caesars Rewards® Visa® cardmember.”

About Caesars Entertainment
Caesars Entertainment is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

About Alliance Data’s card services business
Alliance Data's card services business develops market-leading private label, co-brand and commercial credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry's most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data's card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 9,000 associates at more than 50 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized as well as whether or when any share repurchases are completed.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com